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Exhibit 5.1
May 2, 2023
Albemarle Corporation
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register 500,000 shares of common stock, par value $0.01 per share of the Company (the “Shares”) issuable by the Company from time to time pursuant to the Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors (the “Plan”).
This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.
In connection herewith, we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.
We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been

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duly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan (assuming that, upon any issuance of the Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under its Articles of Incorporation), the Shares will be legally issued, fully paid and non-assessable.
We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.
Based on the foregoing and solely in reliance thereon, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that such shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP